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                                                                    EXHIBIT  11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

    The Company reports net income per share data on primary and fully diluted bases. Primary net income per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated notes and the 7% convertible subordinated debentures and (b) net income increased by the expenses on the notes and debentures. Computations of net income per share on the primary and fully diluted bases for the first quarters of 1997 and 1996 were:



PRIMARY NET INCOME PER SHARE AND EQUIVALENT SHARE
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                                                                 MARCH 30,      MARCH 31,
THE QUARTER ENDED (IN THOUSANDS, EXCEPT PER SHARE DATA)               1997           1996
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
Net income                                                      $    8,226     $    1,848
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Weighted average common shares outstanding                          36,582         24,308
Weighted average common equivalent shares from stock options         1,207            377
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Weighted average common shares and equivalent shares                37,789         24,685
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Primary net income per share and equivalent share (1)                 0.22           0.07
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FULLY DILUTED NET INCOME PER SHARE AND EQUIVALENT SHARE
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Net income                                                      $    8,226     $    1,848
Notes and debentures interest and issuance costs                     2,392            295
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Adjusted net income                                             $   10,618     $    2,143
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Weighted average common shares outstanding                          36,582         24,308
Weighted average common equivalent shares
    Stock options                                                    1,209            380
    7% convertible notes, due 2003                                   7,242              -
    7% convertible debentures, due 2011                                834            834
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Weighted average common shares and equivalent shares                45,867         25,522
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Fully diluted net income per share and equivalent share (1)           0.22           0.07
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


(1) For the first quarters of 1997 and 1996, the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.